WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JULY 31, 2006.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JULY 31, 2006.

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, OR (C) EITHER (1) PURSUANT TO AN AVAILABLE EXEMPTION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, UPON RECEIPT BY THE COMPANY OF A LEGAL OPINION (IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY) TO SUCH EFFECT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT FOR SUCH SECURITIES. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON OR PERSON IN THE UNITED STATES UNLESS THIS WARRANT AND SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

CERTIFICATE #RBM06-_____

REPRESENTING ________WARRANTS

TRANSFERABLE SHARE PURCHASE WARRANT

RESPONSE BIOMEDICAL CORP.

(Incorporated under the laws of the Province of British Columbia)

This is to certify that, for value received, _____________ (the “Warrant Holder”), has the right to purchase from Response Biomedical Corp. (the “Company”), upon and subject to the terms and conditions hereinafter referred to, __________ common shares without par value (the “Shares”) in the capital of the Company. The Shares may be purchased at the price of C$0.62 per Share (the “Exercise Price”) at any time prior to 4:30 p.m. (local Vancouver time) on March 30, 2008 (the "Time of Expiry") subject to the terms and conditions hereinafter set forth. Except as set forth herein, defined terms used herein shall have the meanings ascribed to them in the Securities Purchase Agreement dated as of March 30, 2006 among the Company and the purchasers identified therein (the “Purchase Agreement”).

The right to purchase the Shares may be exercised in whole or in part, by the Warrant Holder only, at the Exercise Price by 4:30 p.m. on March 30, 2008 by:

(a)	completing and executing the form (the “Subscription Form”) attached hereto for the number of the Shares which the Warrant Holder wishes to purchase, in the manner therein indicated;

(b)	surrendering this Warrant Certificate, together with the complete Subscription Form, to Computershare Trust Company of Canada, 510 Burrard Street, Vancouver, BC, V6C 3B9; and

paying the appropriate Exercise Price, in Canadian funds, for the number of the Shares of the Company subscribed for, either by certified cheque or bank draft (drawn on a Canadian Chartered Bank) or money order payable to the Company in Vancouver, British Columbia.

Upon exercise of the Warrant in accordance with the terms hereof, the Company shall issue to the Warrant Holder or to such other person or persons as the Warrant Holder may direct, the number of the Shares subscribed for and will deliver to the Warrant Holder, at the address set forth on the subscription form, a certificate or certificates evidencing the number of the Shares subscribed for within a reasonable time, not exceeding five (5) Trading Days after the rights represented by this Warrant Certificate shall have been exercised ("Warrant Share Delivery Date"). This Warrant shall be deemed to have exercised on the date the Company has received all of the materials required by the Subscription Form and paragraphs (a) through (c) above. If the Warrant Holder subscribes for a number of Shares which is less than the number of Shares permitted by this Warrant, the Company shall forthwith cause to be delivered to the Warrant Holder a further Warrant Certificate in respect of the balance of Shares referred to in this Warrant Certificate not then being subscribed for.

In addition to any other rights available to the Warrant Holder, if the Company fails to cause its transfer agent to transmit to the Warrant Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Warrant Holder is required by its broker to purchase (in an open market transaction or otherwise) common shares of the Company to deliver in satisfaction of a sale by the Warrant Holder of the Warrant Shares which the Warrant Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall within three Trading Days after the Warrant Holder's request (1) pay in cash to the Warrant Holder the amount by which (x) the Warrant Holder’s total purchase price (including brokerage commissions, if any) for the common shares so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Warrant Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Warrant Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Warrant Holder the number of common shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Warrant Holder purchases common shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of common shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Warrant Holder $1,000. The Warrant Holder shall provide the Company written notice indicating the amounts payable to the Warrant Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Warrant Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing common shares upon exercise of the Warrant as required pursuant to the terms hereof.

The Company covenants and agrees that all Shares which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Warrant Certificate may be exercised, the Company will at all times have authorized and reserved a sufficient number of Shares to provide for the exercise of this Warrant represented by this Warrant Certificate.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Warrant Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price. Issuance of certificates for Warrant Shares shall be made without charge to the Warrant Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Warrant Holder or in such name or names as may be directed by the Warrant Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Warrant Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Warrant Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. Except as required by law, the Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant pursuant to the terms hereof.

Anti-Dilution

The Exercise Price and the number of Shares deliverable upon the exercise of these Warrants will be subject to adjustment in the events and in the following manner:

(a)

In case of any reclassification of the common shares or change of the common shares into other shares, or in case of the consolidation, merger, reorganization or amalgamation of the Company with or into any other corporation or entity which results in any reclassification of the common shares or a change of the common shares into other shares, or in case of any transfer, lease or license of the undertaking or assets of the Company as an entirety or substantially as an entirety to another person (any such event being hereinafter referred to as a “Reclassification of Common Shares”), at any time prior to the Time of Expiry, the Warrant Holder shall, after the effective date of such Reclassification of Common Shares and upon exercise of the right to purchase Shares hereunder, be entitled to receive, and shall accept, in lieu of the number of Shares to which the Warrant Holder was theretofore entitled upon such exercise, the kind and amount of shares and other securities or property which the Warrant Holder would have been entitled to receive as a result of such Reclassification of Common Shares if, on the effective date thereof, the Warrant Holder had been the registered holder of the number of Shares to which the Warrant Holder was theretofore entitled upon such exercise. If necessary, appropriate adjustments shall be made in the application of the provisions set forth in this section with respect to the rights and interests thereafter of the Warrant Holder of this Warrant Certificate to the end that the provisions set forth in this section shall thereafter correspondingly be made applicable as nearly as may be reasonable in relation to any shares or other securities or property thereafter deliverable upon the exercise of the Warrants evidenced hereby.

(b)	If and whenever at any time prior to the Time of Expiry the Company shall:

	(i)	subdivide its common shares into a greater number of shares;

(ii)	consolidate its common shares into a lesser number of shares; or

(iii)

issue common shares, Participating Shares or Convertible Securities (both such terms as defined below in paragraph (f)) to all or substantially all of the holders of common shares by way of a stock dividend or other distribution on the common shares payable in common shares, Participating Shares or Convertible Securities;

(any such event being hereinafter referred to as “Capital Reorganization”) and any such event results in an adjustment in the Exercise Price hereunder, the number of Shares purchasable pursuant to the Warrants evidenced hereby shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares theretofore purchasable on the exercise thereof by a fraction the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(c)	If and whenever at any time prior to the Time of Expiry, the Company shall engage in a Capital Reorganization, the Exercise Price shall, on the effective date, in the case of a subdivision or consolidation, or on the record date, in the case of a stock dividend, be adjusted by multiplying the Exercise Price in effect on such effective date or record date by a fraction: (A) the numerator of which shall be the number of common shares and Participating Shares outstanding before giving effect to such Capital Reorganization; and (B) the denominator of which is the number of common shares and Participating Shares outstanding after giving effect to such Capital Reorganization. The number of common shares and Participating Shares outstanding shall include the deemed conversion into or exchange for common shares or Participating Shares of any Convertible Securities distributed by way of stock dividend or other such distribution. Such adjustment shall be made successively whenever any event referred to in this paragraph shall occur.(d) Any issue of common shares, Participating Shares or Convertible Securities by way of a stock dividend or other such distribution shall be deemed to have been made on the record date thereof for the purpose of calculating the number of outstanding common shares under paragraphs (e) and (f).

(d)	If and whenever at any time prior to the Time of Expiry, the Company shall fix a record date for the issuance of rights, options or warrants (other than the Warrants evidenced hereby) to all or substantially all the holders of then outstanding common shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase common shares, Participating Shares or Convertible Securities at a price per share (or having a conversion or exchange price per share) of less than 95% of the VWAP of the common shares on such record date (any such event being hereinafter referred to as a “Rights Offering”), the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i) the numerator of which shall be the aggregate of: (A) the number of common shares outstanding on such record date; and (B) a number determined by dividing whichever of the following is applicable by the VWAP of the common shares on the record date: (1) the amount obtained by multiplying the number of common shares or Participating Shares which the holders of common shares are entitled to subscribe for or purchase by the subscription or purchase price; or (2) the amount obtained by multiplying the maximum number of common shares or Participating Shares which the holders of common shares are entitled to receive on the conversion or exchange of the Convertible Securities by the conversion or exchange price per share; and

(ii)

the denominator of which shall be the aggregate of: (A) the number of common shares outstanding on such record date; and (B) whichever of the following is applicable: (1) the number of common shares or Participating Shares which the holders of common shares are entitled to subscribe for or purchase; or (2) the maximum number of common shares or Participating Shares which the holders of common shares are entitled to receive on the conversion or exchange of the Convertible Securities.

Any common shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that such Rights Offering is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(e)	If and whenever at any time prior to the Time of Expiry, the Company shall fix a record date for the distribution to all or substantially all the holders of common shares of:

	(i)	shares of any class, whether of the Company or any other corporation;

	(ii)	rights, options or warrants;

	(iii)	evidences of indebtedness; or

	(iv)	other assets or property;

and if such distribution does not constitute a Capital Reorganization or a Rights Offering or does not consist of rights, options or warrants entitling the holders of common shares to subscribe for or purchase common shares, Participating Shares or Convertible Securities for a period expiring not more than 45 days after such record date and at a price per share (or having a conversion or exchange price per share) of at least 95% of the VWAP of the common shares on such record date (any such non-excluded event being hereinafter referred to as a “Special Distribution”) the Exercise Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Exercise Price in effect on such record date by a fraction: (I) the numerator of which shall be the amount by which (A) the amount obtained by multiplying the number of common shares outstanding on such record date by the VWAP of the common shares on such record date, exceeds (B) the fair market value (as determined by the directors of the Company, which determination shall be conclusive) to the holders of such common shares of such Special Distribution; and (II) the denominator of which shall be the total number of common shares outstanding on such record date multiplied by such VWAP.

Any common shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed.

To the extent that such Special Distribution is not so made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Exercise Price shall then be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued.

(f)

For the purpose of these Warrants: (i) “Participating Share” means a share (other than a common share) that carries the right to participate in earnings to an unlimited degree; and (ii) “Convertible Security” means a security convertible into or exchangeable for a common share or a Participating Share or both.

(g)

In any case in which this Warrant Certificate shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing to the Warrant Holder, upon the exercise of the Warrants evidenced hereby after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event; provided, however, that the Company shall deliver to the Warrant Holder an appropriate instrument evidencing the Warrant Holder’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares on and after such exercise.

(h)

The adjustments provided for in this Warrant Certificate are cumulative, shall, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and shall apply (without duplication) to successive Reclassifications of Common Shares, Capital Reorganizations, Rights Offerings and Special Distributions; provided that, notwithstanding any other provision of this section, no adjustment of the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Exercise Price then in effect (except upon a consolidation of the outstanding common shares) (provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

(i)

In the event of any question arising with respect to the adjustments provided in this Warrant Certificate, such question shall conclusively be determined by a firm of chartered accountants appointed by the Company (who may be the Company’s auditors). The Company shall give such accountants access to all necessary records of the Company and such determination shall be binding upon the Company and the Warrant Holder.

(j)

As a condition precedent to the taking of any action which would require an adjustment in the subscription rights pursuant to these Warrants, including the Exercise Price and the number of such classes of shares or other securities or property which are to be received upon the exercise thereof, the Company shall take all corporate action which may, in the opinion of counsel, be necessary in order that the Company has reserved and there will remain unissued out of its authorized capital a sufficient number of Shares for issuance upon the exercise of these Warrants, and that the Company may validly and legally issue as fully paid and non-assessable all the shares of such classes or other securities or may validly and legally distribute the property which the Warrant Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(k)

At least 15 days prior to the effective date or record date, as the case may be, of any dividend of any kind or any event which requires an adjustment in the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number and classes of shares or other securities or property which are to be received upon the exercise thereof, the Company shall give notice to the Warrant Holder of the particulars of such event and the required adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price or number of Shares, then, and in each such case, the Company shall give notice thereof to the holder hereof, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Company.

(l)

No adjustment in the number of Shares which may be purchased upon exercise of the Warrants evidenced hereby or in the Exercise Price shall be made pursuant to this Warrant Certificate if the Warrant Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Warrant Holder had exercised the Warrants evidenced hereby for Shares prior to the effective date or record date of such event.

The holding of this Warrant Certificate or the Warrants represented hereby does not entitle the Warrant Holder to any rights as shareholder of the Company.

Nothing contained herein confers any right upon the Warrant Holder or any other person to subscribe for or purchase any Shares of the Company at any time subsequent to 4:30 p.m. local time in Vancouver, B.C. on March 30, 2008 and from and after such time, this Warrant and all rights hereunder will be void.

Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with an Assignment Form in the form attached hereto duly executed by the Warrant Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The acceptance of the new Warrant by the assignee shall be deemed the acceptance by such assignee of all of the rights and obligations of a Warrant Holder. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Warrant Holder or its agent or attorney. The Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, absent actual notice to the contrary. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Warrant Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3) or (a)(7) promulgated under the Securities Act.

The Warrants represented by this Warrant Certificate may not be exercised by or on behalf of a U.S. Person (as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)) or a person in the United States unless an exemption is available from the registration requirements of the U.S. Securities Act and the securities laws of all applicable states, and the holder has furnished an opinion of counsel satisfactory to the Company to such effect; provided that a person that purchased the Warrants in the Company’s United States private placement on its own behalf and that delivered the Accredited Investor Certificate for U.S. Subscribers attached as Schedule “C”, including Exhibit “1” thereto, to the form of subscription agreement related to such private placement, will not be required to deliver an opinion of counsel in connection with its due exercise of the Warrants on its own behalf at a time when it remains an accredited investor, as defined in Rule 501 under the U.S. Securities Act.

Any Shares issued pursuant to this Warrant prior to July 31, 2006 will bear the following legends:

“WITHOUT PRIOR WRITTEN APPROVAL OF THE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JULY 31, 2006.”

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE JULY 31, 2006.”

and any Shares issued in the United States or to a U.S. Person will bear an additional legend restricting the transfer of the Shares absent registration under the U.S. Securities Act or an available exemption therefrom.

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Warrant Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be required under the Transaction Documents to enable the Company to perform its obligations under this Warrant.

All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement. All references to “$” or “C$” mean Canadian dollars, and all references to “US$” mean United States dollars.

If the Company wilfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Warrant Holder, the Company shall pay to the Warrant Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Warrant Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

Any notice, request or other document required or permitted to be given or delivered to in accordance with the notice provisions of the Purchase Agreement.

No provision hereof, in the absence of any affirmative action by Warrant Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Warrant Holder, shall give rise to any liability of Warrant Holder for the purchase price of any common shares or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

In addition to being entitled to exercise all rights granted by law, including recovery of damages, each of Warrant Holder and the Company will be entitled to specific performance of its rights under this Warrant. The parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Warrant Holder. The provisions of this Warrant are intended to be for the benefit of all Warrant Holders from time to time of this Warrant and shall be enforceable by any such Warrant Holder.

This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Warrant Holder.

Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

Time will be of the essence hereof.

This Warrant Certificate is not valid for any purpose until it has been signed by the Company.

IN WITNESS WHEREOF, the Company has caused its common seal to be hereto affixed and this Warrant Certificate to be signed by any one of the directors of the Company as of the 30th day of March, 2006.

RESPONSE BIOMEDICAL CORP.

Per:

____________________________________________
William J. Radvak

SUBSCRIPTION FORM

To:	Response Biomedical Corp. (the “Company”)
And to:	the directors thereof.

Pursuant to the Share Purchase Warrant made the 30th day of March, 2006 the undersigned hereby subscribes for and agrees to take up common shares without par value (the “Shares”) in the capital of the Company, at a price of C$0.62 (Canadian) per Share for the aggregate sum of C$_______________(the “Subscription Funds”), and encloses herewith a certified cheque, bank draft or money order payable to the Company in full payment of the Shares.

The undersigned (the “Subscriber”) hereby requests that upon receipt of the Subscription Funds by the Company:

(a)	the Shares be allotted to the person set out under the registration directions shown below;

(b)	the name and address of the person set out under the registration directions shown below be entered in the securities register of the Company;

(c)	the Shares be issued to the person set out under the registration directions shown as fully paid and non-assessable common shares of the Company; and

(d)	a share certificate representing the Shares be registered in accordance with the registration directions shown below.

In connection with its exercise of the Share Purchase Warrant, the Subscriber hereby represents and warrants to the Company that (check one):

[ ]	1.	It is not exercising the Share Purchase Warrant in the United States, nor is it or any person for whose account or benefit it is exercising the Share Purchase Warrant a person in the United States or a U.S. Person.

[ ]	2.	It purchased the Share Purchase Warrant from the Company in the United States pursuant to a subscription agreement, including an Accredited Investor Certificate for U.S. subscribers, on its own behalf, it is exercising the Share Purchase Warrant on its own behalf, and it is an accredited investor, as defined in Rule 501 under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on the date hereof.

[ ]	3.	It is enclosing with this Subscription Form a written opinion of counsel (which it acknowledges must be satisfactory to the Company) to the effect that its exercise of the Share Purchase Warrant and the issuance of the Shares are exempt from the registration requirements of the U.S. Securities Act and all applicable state securities laws.

The terms “United States” and “U.S. Person” are as defined in Regulation S under the U.S. Securities Act.

Dated this _______day of ______________, 20___.

DIRECTION AS TO REGISTRATION:

(Name and address exactly as you wish them to appear on the share certificate representing the Shares and in the securities register.)

Full Name(1): _________________________________________________________________________

Full Address: _________________________________________________________

                         _________________________________________________________

                         _________________________________________________________

Signature of Subscriber(1): _________________________________________________________

(1) If the name above differs from the name of the Subscriber, then please complete the following guarantee:	Signature of Subscriber guaranteed by: ____________________________________________________ Authorized Signature Number

NOTE: The signature to this Subscription Form must correspond with the name as recorded on the Warrant Certificate accompanying this Subscription Form in every particular without alteration or enlargement or any change whatever. If not, the signature of the holder on this Subscription Form must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP)..

ASSIGNMENT FORM

To:	Response Biomedical Corp. (the “Company”)
And to:	the directors thereof.

          For value received, the undersigned (the “Warrant Holder”) hereby sells, transfers and assigns unto _______________________________(the “Transferee”), ________________________Share Purchase Warrants represented by the within Share Purchase Warrant certificate. In connection therewith, the Warrant Holder represents, warrants, covenants and agrees to and with the Company that:

(a)

the offer and sale of the Share Purchase Warrants contemplated hereby is being made in compliance with Section 4(1) of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or another valid exemption from the registration requirements of Section 5 of the U.S. Securities Act and in compliance with all applicable securities laws of the states of the United States;

(b)

the Warrant Holder has not offered to sell the Share Purchase Warrants by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)	the Warrant Holder has read the Transferee’s investment letter included herewith, and to the best of its knowledge, the statements made therein are true and correct; and

(d)

the Warrant Holder understands that the Company may condition the transfer of the Share Purchase Warrants contemplated hereby upon the delivery to the Company by the Warrant Holder or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the U.S. Securities Act and under applicable securities laws of the states of the United States.

Dated this _______day of ______________, 200___.

Signature of Warrant Holder(1): _____________________________________________________________________________

(1) If the name above differs from the name of the Warrant Holder, then please complete the following guarantee:	Signature of Warrant Holder guaranteed by: _________________________________________________________ Authorized Signature Number

NOTE: The Warrant Holder’s signature to this Assignment Form must correspond with the name as recorded on the Share Purchase Warrant Certificate accompanying this Assignment Form in every particular without alteration or enlargement or any change whatever. If not, the signature of the Warrant Holder on this Assignment Form must be guaranteed by a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange.

NOTE: This Assignment Form must be accompanied by a Transferee’s Investment Letter in the form attached to the Share Purchase Warrant Certificate.

TRANSFEREE’S INVESTMENT LETTER

To:	Response Biomedical Corp. (the “Company”)
And to:	the directors thereof.

The undersigned (the “Transferee”) has read the Assignment Form pursuant to which (the “Warrant Holder”) proposes to transfer Share Purchase Warrants to the Transferee, and the within Share Purchase Warrant Certificate. In connection with the proposed transfer, the Transferee represents, warrants, covenants and agrees to and with Company that:

(a)

the Transferee is purchasing the Share Purchase Warrants for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Share Purchase Warrants or the securities issuable upon exercise thereof (collectively, the “Securities”) to the public in violation of applicable securities laws;

(b)

the Transferee is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), that satisfies the criteria set forth in Rule 501(a)(1), (2), (3) or (7);

(c)

the Transferee is a resident of the jurisdiction set forth below as the “Transferee’s Address” , and the Transferee received and accepted the offer to purchase the Share Purchase Warrants and received and executed this letter and all other materials relating to the Transferee’s purchase of the Share Purchase Warrants in such jurisdiction;

(d)

the Transferee has had access to adequate information concerning the Company, its business, financial condition, results of operations and prospects, sufficient to make an informed decision concerning the purchase of the Securities, and has been provided with answers to its satisfaction to all of its questions concerning the Company;

(e)

the Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the purchase of the Securities and is able to bear the economic risks of such investment;

(f)

the Transferee realizes that an investment in the Securities involves a high degree of risk and will be a highly speculative investment, and the Transferee is able, without impairing its financial condition, to hold the Securities for an indefinite period of time;

(g)

the Transferee is not purchasing the Share Purchase Warrants as a result of any general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(h)

the Transferee understands that the Securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, that the Securities are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and that, accordingly, the Warrants are subject to restrictions on exercise as set forth in the Share Purchase Warrant Certificate and the Securities are subject to restrictions on transfer as set forth in the Share Purchase Warrant Certificate;

(i)

the Transferee agrees to exercise the Warrants, and transfer the Securities, only in compliance with the registration provisions of the U.S. Securities Act and the securities laws of all applicable states of the United States or exemptions therefrom, and in compliance with the terms and conditions set forth in the Share Purchase Warrant Certificate; and

(j)

the Transferee understands that the Company may condition the transfer of the Share Purchase Warrants contemplated hereby upon the delivery to the Company by the Warrant Holder or the Transferee, as the case may be, of a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the U.S. Securities Act and under applicable securities laws of the states of the United States.

Dated this _______day of ______________, 20___.

DIRECTION AS TO REGISTRATION:

(Name and address exactly as you wish them to appear on the certificate representing the Share Purchase Warrants and in the securities register.)

Full Name of Transferee: _________________________________________________________________

Transferee’s Address: _________________________________________________________________

                                         _________________________________________________________________

                                         _________________________________________________________________

Signature of Transferee: _________________________________________________________________